PLEDGE AND SECURITY AGREEMENT


     THIS PLEDGE AND SECURITY AGREEMENT ("Agreement") is made and entered into as of the 12{th} day of September 2000, by and between Americas Power Partners, Inc. (the "Secured Party"), and Thomas A. Casten (the "Pledgor").


                                   RECITALS

     A. The Pledgor has entered into that certain subscription agreement dated of even date herewith ("Subscription Agreement") subscribing for One Million Two Hundred Thousand (1,200,000) shares of common stock in Secured Party for the aggregate principal amount of One Million Five Thousand Dollars ($1,500,000).

     B. The Pledgor has entered into that certain promissory note dated of even date herewith ("Promissory Note") promising to pay Secured Party One Million Dollars ($1,000,000) plus interest and providing for a pledge of One Million Two Hundred Thousand (1,200,000) shares of common stock in Secured Party ("Pledged Shares").

     C. It is a condition precedent to the obligation of Secured Party to enter into the Subscription Agreement that the Pledgor shall have executed and delivered this Agreement to Secured Party.

                                  CLAUSES

     NOW THEREFORE, in consideration of the premises and in order to induce Secured Party to enter into the Subscription Agreement and for other good and valuable consideration, the receipt and sufficiency of which the Pledgor hereby acknowledges, the Pledgor hereby agrees for the benefit of the Secured Party as follows:

     1. Pledge. Pledgor hereby pledges, assigns, hypothecates, transfers and delivers to Secured Party all the Pledged Shares owned by Pledgor and hereby grants to Secured Party a first lien on, and security interest in, the Pledged Shares, and in all proceeds thereof, as collateral for: (a) the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal of and interest on the Promissory Note; and (b) the performance by Pledgor of its obligations under this Agreement (all the foregoing obligations and liabilities described in clauses (a) and (b) being hereinafter called the "Obligations"). Pledgor shall deliver the Pledged Shares to Secured Party upon the execution hereof, and Secured Party shall hold the Pledged Shares so long as any of the Obligations shall remain outstanding; provided that for each dollar of principal of the Promissory Note paid by Pledgor, Secured Party shall release to Pledgor one and one half (1 1/2 ) Pledged Shares.

     2. Secured Party Shares Rights. Any sums paid upon or in respect of the Pledged Shares upon the liquidation or dissolution of the issuer thereof shall be paid over to Secured Party to be held by Secured Party in trust as additional collateral security for the Obligations; and in case any distribution of capital shall be made on or in respect of the Pledged Shares or any property shall be distributed upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the recapitalization thereof, the property so distributed shall be delivered to Secured Party to be held by Secured Party as additional collateral security for the Obligations.
Any sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor shall, until paid or delivered to Secured Party, be held by Pledgor in trust as additional collateral security for the Obligations.

     3. Pledgor Shares Rights. Unless an Event of Default (as defined in the Promissory Note) shall have occurred and be continuing, Pledgor shall be entitled to receive any cash distributions paid in respect of the Pledged Shares, to vote the Pledged Shares, and to give consents, waivers and ratifications in respect of the Pledged Shares.

     4. Rights of Secured Party. Secured Party shall not be liable for failure to collect or realize upon the Obligations or any collateral security, or for any delay in so doing nor shall Secured Party be under any obligation to take any action whatsoever with regard thereto. Any or all of the Pledged Shares held by Secured Party hereunder may, if an Event of default has occurred and is continuing, without notice, exercise all voting and shareholder rights at any meeting of any corporation for any of the stock included in the Pledged Shares and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any stock of the Pledged Shares as if Secured Party were the absolute owner, all without liability except to account for property actually received by Secured Party, but Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

     5.  Remedies.

     a. In the event of the occurrence of an Event of Default (as defined in the Promissory Note), Secured Party may, without demand of performance or notice of any kind to or upon Pledgor or any other person, from time to time exercise any rights and remedies available to Secured Party, under the Uniform Commercial Code as in effect at that time in the State of Illinois or otherwise, and (without limitation) may forthwith collect, receive appropriate and realize upon the Pledged Shares, or any part thereof, and /or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Shares, or any part thereof.

     b. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Shares or in any way relating to the rights of the Secured Party hereunder, to the payment in whole or in part, of the Obligations.

     c. Pledgor shall not remain liable for any deficiency remaining unpaid after such application of proceeds to the Obligations, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code as in effect at that time in the State of Illinois, need Secured Party account for the surplus, if any, to Pledgor.

     d. Pledgor furhter agrees to waive and agrees not to assert any rights or privileges which Pledgor may acquire under Section 9-112(a), (b),
(c) and (e) of the Uniform Commercial Code as in effect at that time in the State of Illinois.

     6. Representations, Warranties and covenants of the Pledgor. Pledgor represents and warrants that:

     a. Pledgor is the legal record and beneficial owner of, and has good unencumbered title to, the Pledged Shares, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the lien and security interest created by this Agreement;

     b. Pledgor has full legal right to pledge all the Pledged Shares pursuant to this Agreement;

     c. This Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to creditors' rights generally;

     d. The execution, delivery and performance of this Agreement will not violate an provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Pledgor is a party or which purports to be binding upon Pledgor or upon any of its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of Pledgor except as contemplated by this Agreement;

     e. The pledge, assignment and delivery of such Pledged Shares pursuant to this Agreement creates a valid first lien on and a first perfected security interest in such Pledged Shares, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which include the Pledged Shares.

     f. Pledgor will defend Secured Party's right and security interest in and to the Pledged Shares and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that Pledgor will have title to and the right to pledge any other property at any time hereafter pledged to Secured Party as Pledged Shares hereunder and will likewise defend Secured Party's right thereto and security interest therein.

     g. Pledgor represents and warrants that the representations, warranties and covenants made in this Agreement are true and correct and shall remain true and correct and shall be deemed to be remade each day until this Agreement is terminated.


     7. Disposition of Pledged Shares. Without the prior written consent of Secured Party, Pledgor agrees not to sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to and interest in the Pledged Shares, nor will Pedgor create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance with respect to any interest in the Pledged Shares, or any proceeds thereof, except for the lien and security interest provided for by this Agreement. Without the prior written consent of Secured Party, Pledgor agrees that it will not vote to enable, and will not otherwise permit, the Corporation to issue or cause any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Shares.

     8. Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Secured Party, Pledgor will execute and deliver such further documents and do such further acts and things as secured Party may reasonably request in order to effect the purposes of this Agreement.

     9. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. No Waiver; Cumulative Remedies. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any rights or remedies hereunder, and no waiver shall be valid unless in writing and signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion. No failure by Secured Party to exercise nor any delay by Secured Party in exercising any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided and otherwise provided by the Subscription Agreement, Promissory Note, or Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law, or by any other instrument or agreement securing, evidencing or relating to any of the Obligations.

     11. Amendments. None of the terms or provisions of this Agreement may be altered, modified or amended except by an instrument in writing, duly executed by Pledgor and Secured Party. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party and Secured Party's respective successors and assigns.

     12. Applicable law. This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws of the State of Illinois.


     13. Incorporation of Recitals. The Recitals contained herein are hereby incorporated and made a part of the terms and mutual covenants and agreements contained in this Agreement.

     14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shsll be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

PLEDGOR:                           SECURED PARTY:
THOMAS R. CASTEN                   AMERICAS POWER PARTNERS, INC.


/s/ Thomas R. Casten                    By: /s/ David Pequet
THOMAS R. CASTEN                                DAVID PEQUET